EXHIBIT 23.7

                  CONSENT OF MCCAULEY, NICOLAS & COMPANY, LLC

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

By: /s/ KENNETH N. NICOLAS
Name: Kenneth N. Nicolas, CPA
Title: Member

July 18, 1996